                                                                    Exhibit 10.3


                          WAIVER AND AMENDMENT NO. 4 TO
                           LOAN AND SECURITY AGREEMENT


                  This Amendment No. 4 ("Amendment No. 4") is dated as of the 27th day of January, 2004 and is by and among Congress Financial Corporation (Central), as Agent (the "Agent") for the lenders from time to time party to the Loan Agreement (as defined below) (the "Lenders") and as a Lender and Frank's Nursery & Crafts, Inc. ("Borrower").

                              W I T N E S S E T H:


                  WHEREAS, Agent, Lenders and Borrower are parties to that certain Loan and Security Agreement, dated as of May 20, 2002, as amended (the "Loan Agreement"; all capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement), pursuant to which Lenders agreed to provide certain loans and other financial accommodations to Borrower;

                  WHEREAS, Borrower has requested that Agent waive compliance with (a) Section 9.18(a) of the Loan Agreement with respect to the period ending on the last day of the thirteenth Accounting Period of the fiscal year of Borrower ending in 2004 and (b) Sections 9.8 and 9.9 of the Loan Agreement with respect to Borrower entering into that certain Fifth Amendment to Credit and Security Agreement dated as of January 21, 2004 with Kimco Capital Co. and the documents referred to therein (collectively, the "Fifth Amendment"); and

                  WHEREAS, Agent and Lenders have agreed to such waiver subject to the terms and conditions contained herein;

                  WHEREAS, Borrower, Agent and Lenders have also agreed to amend the Loan Agreement in certain respects;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Waiver. In reliance upon the representations and warranties of the Borrower set forth in Section 5 below, and subject to the satisfaction of the conditions set forth in Section 6 below, Agent and Lenders hereby waive (i) compliance with (a)
Section 9.18(a) of the Loan Agreement with respect to the period ending on the last day of the thirteenth Accounting Period of the fiscal year of Borrower ending in 2004 and (b) Sections 9.8 and 9.9 of the Loan Agreement with respect to Borrower entering into the Fifth Amendment, and (ii) any Event of Default under the Loan Agreement which results from any such non-compliance. Except as set forth hereinabove, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Financing Agreement, (b) a waiver of any other breach of,

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or any other Event of Default under, the Loan Agreement or any other Financing
Agreement (including, without limitation, a breach of Section 9.18(a) of the Loan Agreement for any Accounting Period ending after the thirteenth Accounting Period of the fiscal year ending in 2004), or (c) a waiver, release or limitation upon the exercise by the Agent or any Lender of any of its rights, legal or equitable, under the Loan Agreement, the other Financing Agreements and applicable law, all of which are hereby reserved.

Amendment to Loan Agreement.  The Loan Agreement is hereby amended as follows:


Section 1.10 of the Loan Agreement is amended to replace the chart set forth therein with the following:

                                                  Applicable         Applicable
                     Monthly Average                Prime            Eurodollar        Applicable       Applicable
                   Excess Availability           Rate Margin         Rate Margin        L/C Rate         B/A Rate
                   -------------------           -----------         -----------        --------         --------
    (a)       $25,000,000 or more                   0.50%               2.75%             2.00%           2.00%

    (b)       Greater than or equal to              1.00%               3.25%             2.50%           2.50%
              $14,000,000 and less than
              $25,000,000

    (c)       Less than $14,000,000                 1.00%               3.50%             2.75%           2.75%


Section 9.18 of the Loan Agreement is amended and restated in its entirety as follows:

                  9.18     Financial Covenants

                  At any time either (i) the sum of Excess Availability plus the amount of Cash Equivalents maintained in Borrower's account at SEI Private Trust Company under the control of Agent (in each case calculated as of any Sunday), is $4,000,000 or less, or (ii) at any time the sum of average Excess Availability for any four week period ending on a Sunday plus the average amount of Cash Equivalents maintained in Borrower's account at SEI Private Trust Company under the control of Agent for any such four week period (in each case such average calculated by averaging the amounts on each Sunday during such four week period) is $9,000,000 or less, Borrower shall maintain the following covenants:

                  (a) For each period below, Borrower shall maintain EBITDA of at least the amount set forth opposite such period:

                                         Period                                  Amount
                                         ------                                  ------
                 The period of 4 Accounting Periods ending on the               $6,676,000
                 last day of the fourth Accounting Period of the
                 fiscal year of Borrower ending in 2005

                 The period of 7 Accounting Periods ending on the               $12,918,000
                 last day of the seventh Accounting Period of the
                 fiscal year of Borrower ending in 2005

                 The period of 10 Accounting Periods ending on the              ($275,000)
                 last day of the tenth Accounting Period of the
                 fiscal year of Borrower ending in 2005

                 The period of 13 Accounting Periods ending on the             ($2,710,000)
                 last day of the fiscal year of Borrower ending in
                 2005

                 The period of 13 Accounting Periods ending on the               $695,000
                 last day of each fourth, seventh, tenth and
                 thirteenth Accounting Period thereafter


                  (b) As of the last day of each Accounting Period set forth below, Borrower shall maintain a ratio of accounts payable to the Cost of Inventory of Borrower of at least the ratio set forth opposite such Accounting Period:

                         Accounting Period                                         Ratio
                         -----------------                                         -----
                 The fourth Accounting Period of the fiscal year of                21.1%
                 Borrower ending in 2005

                 The seventh Accounting Period of the fiscal year of               30.2%
                 Borrower ending in 2005

                 The tenth Accounting Period of the fiscal year of                 26.7%
                 Borrower ending in 2005

                 The thirteenth Accounting Period of the fiscal year               23.2%
                 of Borrower ending in 2005


                 The fourth, seventh, tenth and thirteenth Accounting              21.1%
                 Period of the fiscal year of Borrower ending in 2006
                 and each fourth, seventh, tenth and thirteenth
                 Accounting Period of each fiscal year thereafter

Other Agreements. Borrower, Agent and Lenders agree that failure of Kimco to make available Overline Revolving Credit Loans of at least $22,000,000 as provided in the Fifth Amendment at all times during the period commencing January 27, 2004 and ending May 20, 2005, shall constitute an Event of Default.

References. Agent, Lenders and Borrower hereby agree that all references to the Loan Agreement which are contained in any of the other Financing Agreements shall refer to the Loan Agreement as amended by this Amendment No. 4, as such may be amended and supplemented from time to time hereafter.

Representations and Warranties. To induce Agent and Lenders to enter into this Amendment No. 4, Borrower hereby represents and warrants to Agent and Lenders that:

The execution, delivery and performance by Borrower of this Amendment No. 4 and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation and by-laws of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any of its property;

Each of the Loan Agreement and the other Financing Agreements, as amended by this Amendment No. 4, are the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, and (ii) general principles of equity;

The representations and warranties contained in the Loan Agreement and the other Financing Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

Borrower has performed all of its obligations under the Loan Agreement and the Financing Agreements to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Financing Agreements to be observed and performed by it and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred (other than the matters waived in Section 1 above).

Conditions to Effectiveness. This Amendment No. 4 shall be effective upon delivery to Agent of a fully executed copy of (i) this Amendment No. 4 and (ii) the First Amendment to Intercreditor Agreement between Kimco Capital Corp. and Agent, together with the payment by Borrower to Agent, for the ratable benefit of Lenders, of an amendment fee equal to $100,000.

Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment No. 4.

Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the Financing Agreements shall continue in full force and effect according to its terms.

Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent and Lenders in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the Obligations.

Release.

In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 4, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Financing Agreements or transactions thereunder or related thereto.

Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

                  IN WITNESS WHEREOF, this Amendment No. 4 has been executed as of the day and year first written above.


                                     FRANK'S NURSERY & CRAFTS, INC., as Borrower


                                     By  /s/ Alan Minker
                                        ----------------------------------------
                                     Its  Senior Vice President/CFO
                                          --------------------------------------

                                     CONGRESS FINANCIAL CORPORATION
                                     (CENTRAL), as Agent and Lender


                                     By  /s/ Gerald C. Wordell
                                         ---------------------------------------
                                     Its   VP
                                          --------------------------------------